UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2015

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-54444 (Commission File Number)	27-1739487 (I.R.S. Employer Identification Number)
2515 McKinney Avenue, Suite 900 Dallas, Texas (Address of principal executive offices)		75201 (Zip Code)
(214) 871-0400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On April 21, 2015, RMR Operating, LLC (“RMR Operating”), Black Rock Capital, Inc. (“Black Rock”), RMR KS Holdings, LLC (“RMR KS”) and Cross Border Resources, Inc. (“Cross Border” and, together with RMR Operating, Black Rock and RMR KS, the “Operating Subsidiaries”) entered into a purchase and sale agreement (the “PSA”) with Black Shale Minerals, LLC (“Buyer”). Each of the Operating Subsidiaries is a subsidiary of Red Mountain Resources, Inc. (the “Company”).

Pursuant to the PSA, the Company, through the Operating Subsidiaries, sold, assigned, transferred and conveyed to Buyer, effective as of April 1, 2015, fifty percent (50%) of its right, title, and interest in and to certain oil and natural gas assets and properties (the “Assets”), including its oil and natural gas leasehold interests, wells, contracts, and oil and natural gas produced after April 1, 2015. The aggregate purchase price for the Assets under the PSA was $25.0 million, subject to certain adjustments, including post-closing adjustments for any title or environmental benefits or title or environmental defects resulting from Buyer’s title and environmental reviews.

The PSA contains customary representations, warranties and covenants. Pursuant to the PSA, the Company and Buyer have agreed to indemnify each other, their respective affiliates and their respective employees, officers, directors, managers, shareholders, members, partners, or representatives from and against all losses that such indemnified parties incur arising from any breach of representations, warranties or covenants in the PSA and certain other matters.

The Company intends to use the cash consideration from the sale of fifty percent (50%) of its right, title, and interest in and to the Assets to repay a portion of the outstanding balance on the Credit Agreement (as defined below), pay accounts receivable and for working capital.

Fourth Amendment to the Credit Agreement

In conjunction with the PSA, on April 21, 2015, the Company entered into an amendment (the “Amendment”) to the Senior First Lien Secured Credit Agreement, dated February 5, 2013, as amended (the “Credit Agreement”), with Cross Border, Black Rock and RMR Operating, as borrowers (the “Borrowers”), and Independent Bank, as lender (“Lender”). Each of Cross Border, Black Rock and RMR Operating is a subsidiary of the Company. Pursuant to the Amendment, the borrowing base was decreased from $27.8 million to $12.4 million, effective as of April 21, 2015, and the commitment amount was decreased to $12.4 million. In addition, the monthly commitment reduction amount was set to $0 as of April 1, 2015.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above with respect to the PSA is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma consolidated financial statements of the Company will be filed by amendment when available:

  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015.

  Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income for the Nine Months Ended March 31, 2015.

  Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income for the Fiscal Year Ended June 30, 2014.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment, effective as of April 21, 2015, by and among Independent Bank, as Lender, and Red Mountain Resources, Inc., Cross Border Resources, Inc., Black Rock Capital, Inc. and RMR Operating, LLC, as Borrowers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 27, 2015	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale Chief Executive Office

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment, effective as of April 21, 2015, by and among Independent Bank, as Lender, and Red Mountain Resources, Inc., Cross Border Resources, Inc., Black Rock Capital, Inc. and RMR Operating, LLC, as Borrowers.